UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2017

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       Departure of Executive Officer

On March 23, 2017, EVINE Live Inc. (the “Company”) eliminated the position of Senior Vice President of Sales & Product Planning & Programming and gave Jean-Guillaume Sabatier, who served in that position, notice that his employment is terminated effective April 1, 2017 (the “Termination Date”).

(e)       Compensatory Arrangement

Following the termination of his employment on the Termination Date, Mr. Sabatier will serve as a consultant to the Company for a period of three months. Mr. Sabatier will be available to the Company, as needed, for up to 40 hours per week to assist in ensuring a smooth transition. In consideration of his consulting services, Mr. Sabatier will receive a fee of $120,000, payable in three equal monthly installments of $40,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 29, 2017	EVINE Live Inc.

	By:	/s/ Damon Schramm
Damon Schramm Senior Vice President, General Counsel and Secretary